Exhibit 99.1

KOPIN PROVIDES BUSINESS UPDATE AND FOURTH

QUARTER AND FULL YEAR 2015 OPERATING RESULTS

•	Company Enjoys Very Successful CES Event With 15 Companies Displaying Products with Kopin Components

•	Tier One Company Launches Health & Fitness Product with Kopin Wearable technology at 2016 CES

•	Solos™ Smart Eyewear and Whisper Chip™ on Track for Summer Release

•	Wearables Revenue doubled in 2015

•	Company Maintains Very Strong Financial Position

WESTBOROUGH, Mass.—March 3, 2016—(BUSINESS WIRE)—Kopin Corporation (NASDAQ: KOPN), a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the fourth quarter and full year ended December 26, 2015.

“We made solid progress in 2015 in executing our wearables strategy, with technology development, customer acquisition and product launches,” said Dr. John C.C. Fan, President and CEO of Kopin. “We ended the year with the leading headset manufacturers across enterprise, consumer and military all offering wearable products based on our technology. Our customers range from Rockwell Collins for military avionic helmets, to Fujitsu for enterprise applications, and to Intel/Recon for consumer applications. The headset products target second screen applications, as in the case of Fujitsu’s repair and maintenance product, to augmented reality (AR) applications, such as the F-35 fighter pilot helmet, and virtual reality (VR) applications, such as First Person Viewers (FPVs) used with drones. These FPVs are relatively new to the market but give a hint of where virtual reality is going, as they provide the drone user with a first person view.”

“We maintained our strong momentum into 2016 with a successful Consumer Electronics Show (CES), highlighted by 15 customers demonstrating products featuring Kopin wearable components. We also displayed our own Solos product, an AR headset designed for competitive cyclists to monitor their activities and enhance performance. Solos smart eyewear provides the user with a see-through image of data being transmitted from sensors, on or near the athlete or from the cloud. Solos also demonstrates the vast progress we have made over the last few years. When we introduced the Golden-i® in

2011, our first wearable headset for enterprise applications, it weighed over 600 grams. Today Solos, with similar functionality but designed for consumers, weighs approximately 60 grams and looks like a fashionable pair of sunglasses.”

“CES was also the first time we gave public demonstrations of the Whisper™ technology, our speech enhancement technology. Since CES we have been very actively engaging with Tier One companies on the Whisper technology and our new Whisper Chip. This will be a very differentiable product and would be used with many wearable devices as a well as other applications. We believe voice will be the next touch and Whisper technology will play a key role.”

“In 2015, our revenues from sale of products for the wearable market doubled over 2014 to approximately $12 million. As more companies adopt Kopin’s view that the headset is the next smartphone and voice will someday replace touch, we expect more new customers and industries to develop. We have been very active in new design-in activities, including a product for public safety which our customer is expected to debut in the second quarter of this year. Furthermore Solos and Whisper Chips are on track for a summer release to provide additional revenue growth, which until now has been based on our display and display modules. Now our heavy lifting of technology and product development is finishing as planned and we are entering the marketing and sales phases. With our extensive patent portfolio, design wins with Tier One customers and our strong balance sheet, we are very well positioned to take advantage of the growing and potentially huge wearable market,” concluded Dr. Fan.

Fourth Quarter Financial Results

Total revenues for the fourth quarter ended December 26, 2015, were $4.6 million, compared with $10.6 million for the fourth quarter of 2014.

Net loss for the fourth quarter of 2015 was $7.0 million, or $0.11 per share, compared with net loss of $5.3 million, or $0.08 per share, for the same period of 2014.

Full Year Financial Results

Total revenues for the 12 months ended December 26, 2015, were $32.1 million, compared with $31.8 million for the fiscal year 2014.

Research and development expenses for 2015 were $17.6 million compared with $20.7 million for 2014.

Selling, general and administrative expenses were $18.1 million for 2015 as compared with approximately $19.9 million for 2014.

Net loss for the 12 months ended 2015 was $14.7 million, or $0.23 per share, compared with net loss of $28.2 million, or $0.45 per share, for 2014. Included in the 2015 results of operations was a $9.2 million gain on the sale of investments. Included in the 2014 results of operations was a $1.3 million write-down of investments.

We have maintained our strong financial position. Kopin’s cash and equivalents and marketable securities was $80.7 million at December 26, 2015 as compared to $90.9 million at December 27, 2014. In addition, on January 15, 2016 we received $15 million as the final installment of the sale of our III-V operation and investment in Kopin Taiwan Corporation. Kopin has no long-term debt.

All amounts above are estimates and readers should refer to our Form 10-K for the year ended December 26, 2015, for final disposition.

Financial Results Conference Call

In conjunction with its year end 2015 financial results, Kopin will host a teleconference call for investors and analysts at 5:00 a.m. ET today. To participate, please dial (877) 709-8150 (U.S. and Canada) or (201) 689-8354 (International). The call will also be available as a live and archived audio webcast on the “Investors” section of the Kopin website, www.kopin.com.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and solutions for integration into head-worn computing and display systems to military, industrial and consumer customers. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, system and hands-free control software, low-power ASICs, and ergonomically designed smart headset reference systems. Kopin’s proprietary components and technology are protected by more than 300 global patents and patents pending. For more information, please visit Kopin’s website at www.kopin.com.

Kopin, Whisper, Solos and Golden-i are trademarks of Kopin Corporation.

Contact:

Kopin Corporation

Richard Sneider, 508-870-5959

Treasurer and Chief Financial Officer

Richard_Sneider@kopin.com

or

Market Street Partners

Joann Horne, 415-445-3233

JHorne@marketstreetpartners.com

Forward-Looking Statements

Statements in this press release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to our statement that FPVs give a hint of where virtual reality is going; our expectation that Solos smart eyewear and Whisper chip on track for a summer release; our belief that the Whisper Chip will be a very differentiable product and used by many wearable devices as a well as other applications; our expectation that as more companies adopt Kopin’s view that the headset is the next smartphone and voice will someday replace touch, we expect new customers and industries to develop including public safety applications which are expected to debut in the second quarter of this year; our belief that Solos and Whisper technology products will be in the market by this summer to provide revenue growth which for now has been based on our display and display modules; and our belief we are very well positioned to take advantage of the growing wearable market . These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: Solos smart eyewear and Whisper chip may not be ready for launch by the summer; the headset wearable market may take longer to develop than we expect or it may not develop at all; we may not obtain new customers; the public safety application may not be available in the second quarter; and the final amounts in the Company’s Form 10-K for the period ended December 26, 2015 may differ from the amounts included in the release above; it may take longer than the Company estimates to develop products; the Company’s products may not be accepted by the market place; there may be issues that prevent the adoption or further development of the Company’s wearable computing technologies; manufacturing, marketing or other issues may prevent either the adoption or acceptance of products; the Company might be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may be unsuccessful; the Company could experience the loss of significant customers; costs to produce the Company’s products might increase significantly, or yields could decline; the Company’s customers might be unable to ramp production volumes of their products, or the Company’s product forecasts could turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its goals; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 27, 2014, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company and only as of the date on which they are made. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this release.

Kopin Corporation

Supplemental Information

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Display Revenues by Category (in millions)
Military Applications	$1.2	$6.0	$10.2	$14.3
Wearable Applications	1.7	1.4	12.3	6.2
Industrial Applications	1.1	0.9	4.0	3.7
Consumer Electronics Applications	0.4	0.4	1.7	2.8
Research and Development	0.2	1.9	3.9	4.8

Total	$4.6	$10.6	$32.1	$31.8

Stock-Based Compensation Expense
Continuing Operations
Cost of component revenues	$109,000	$186,000	$730,000	$777,000
Research and development	107,000	194,000	777,000	967,000
Selling, general and administrative	142,000	892,000	1,639,000	3,084,000

	$358,000	$1,272,000	$3,146,000	$4,828,000

Other Financial Information
Depreciation and amortization	$279,000	$414,000	$2,139,000	$3,002,000

Kopin Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 26, 2015	December 27, 2014	December 26, 2015	December 27, 2014
Revenues:
Component revenues	$4,428,880	$8,756,290	$28,163,118	$26,956,741
Research and development revenues	183,015	1,881,095	3,891,301	4,850,724

	4,611,895	10,637,385	32,054,419	31,807,465
Expenses:
Cost of component revenues	4,609,096	6,054,836	21,609,826	19,638,149
Research and development	3,878,820	5,680,298	17,631,413	20,736,021
Selling, general and administrative	4,081,531	4,974,597	18,134,580	19,908,020

	12,569,447	16,709,731	57,375,819	60,282,190

Loss from operations	(7,957,552)	(6,072,346)	(25,321,400)	(28,474,725)

Other income (expense), net	895,439	635,267	10,500,776	10,378

Loss before (provision) benefit for income taxes, equity loss in unconsolidated affiliate and net loss from noncontrolling interest	(7,062,113)	(5,437,079)	(14,820,624)	(28,464,347)

(Provision) benefit for income taxes	(12,500)	118,000	25,000	180,000

Loss before equity loss in unconsolidated affiliate and net loss from noncontrolling interest	(7,074,613)	(5,319,079)	(14,795,624)	(28,284,347)

Equity loss in unconsolidated affiliate	—	(126,568)	(47,443)	(386,442)

Net loss before (income) loss attributable to noncontrolling interest	(7,074,613)	(5,445,647)	(14,843,067)	(28,670,789)

Net loss attributable to noncontrolling interest	113,557	143,401	149,651	458,745

Net loss	$(6,961,056)	$(5,302,246)	$(14,693,416)	$(28,212,044)

Net loss per share:
Basic	$(0.11)	$(0.08)	$(0.23)	$(0.45)
Diluted	$(0.11)	$(0.08)	$(0.23)	$(0.45)

Weighted average number of common shares outstanding:
Basic	63,607,538	62,734,237	63,465,797	62,638,675
Diluted	63,607,538	62,734,237	63,465,797	62,638,675

Kopin Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	December 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and marketable securities	$80,710,780	$90,858,936
Accounts receivable, net	1,574,973	3,802,324
Inventory	2,512,473	4,081,886
Prepaid and other current assets	1,357,996	1,181,474
Note receivable	15,000,000	—

Total current assets	101,156,222	99,924,620

Land, equipment and improvements, net	2,677,103	4,589,421
Goodwill and intangible assets	946,082	1,593,210
Property and plant, held for sale	819,263	—
Other assets	461,416	1,900,828
Note receivable	—	14,933,335

Total assets	$106,060,086	$122,941,414

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,959,704	$5,503,734
Accrued expenses	4,702,574	5,870,719
Deferred income taxes	1,207,000	1,282,000
Billings in excess of revenue earned	1,407,566	586,471

Total current liabilities	11,276,844	13,242,924

Lease commitments	298,463	311,187

Total Kopin Corporation stockholders' equity	94,740,875	109,846,959
Noncontrolling interest	(256,096)	(459,656)

Total stockholders' equity	94,484,779	109,387,303

Total liabilities and stockholders' equity	$106,060,086	$122,941,414